Exhibit 99.1
July 9, 2014
Liberty Interactive Corporation Announces Second Quarter Earnings Release and Conference Call
ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Interactive Corporation (Nasdaq: LINTA, LINTB, LVNTA, LVNTB) and President and Chief Executive Officer, Greg Maffei, will host a conference call to discuss results for the second quarter of 2014 on Tuesday, August 5th, at 12:15 p.m. (ET). During the call, Mr. Maffei will discuss the company's financial performance and outlook and may discuss the proposed spin-off of Liberty TripAdvisor Holdings, as well as other forward looking matters.
Please call Premiere Conferencing at (877) 719-9801 or (719) 325-4917 at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.
Replays of the conference call can be accessed through 2:15 p.m. (ET) on Tuesday, August 12th, by dialing (888) 203-1112 or (719) 457-0820 plus the passcode 3972738.
In addition, the second quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Interactive Corporation website at http://www.libertyinteractive.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Liberty Interactive Corporation website. The conference call and related materials will be archived on the website for one year.
About Liberty Interactive Corporation
Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those interests are currently attributed to two tracking stock groups: the Liberty Interactive Group and the Liberty Ventures Group. The Liberty Interactive Group (Nasdaq: LINTA, LINTB) is primarily focused on digital commerce and consists of Liberty Interactive Corporation's subsidiaries QVC, Provide Commerce, Backcountry.com, Bodybuilding.com, BuySeasons, and CommerceHub and its interest in HSN. The businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consist of all of Liberty Interactive Corporation's businesses and assets other than those attributed to the Liberty Interactive Group and include its subsidiary TripAdvisor, its interest in Expedia, and minority interests in Time Warner and Time Warner Cable.
Liberty Interactive Corporation
Courtnee Ulrich, 720-875-5420
Source: Liberty Interactive Corporation